NB Bancorp, Inc. Reports Second Quarter 2024 Financial Results

Investor Contact

JP Lapointe, EVP and CFO

IR@NeedhamBank.com

781-474-5408

Needham, MA, July 24, 2024 – NB Bancorp, Inc. (the “Company”) (Nasdaq Capital Market: NBBK), the holding company of Needham Bank, today announced its second quarter 2024 financial results.

SELECTED FINANCIAL HIGHLIGHTS FOR THE SECOND QUARTER OF 2024

●	Net income of $9.5 million, or $0.24 per diluted share, compared to net income of $8.7 million, or $0.22 per diluted share, for the prior quarter.
●	Gross loans increased $142.7 million, or 3.6%, to $4.10 billion, from the prior quarter.
●	Net interest margin on a fully-tax equivalent basis decreased 15 basis points to 3.45%.
●	Asset quality remains strong:
o	Annualized net charge-offs of 0.09% of average total loans and non-performing loans of $20.7 million, or 0.51% of total loans. All of the charge-offs in the quarter were in the purchased consumer loan portfolio.
o	The increase in non-performing loans was primarily due to a $6.2 million office loan that was placed on non-accrual during the quarter. The Company also reserved $1.0 million against this loan during the quarter in the allowance for credit losses (“ACL”).
o	Provision for the ACL was $3.7 million, down from $4.4 million in the prior quarter and contributing to an increase in the ACL of $3.6 million, increasing ACL as a percentage of total loans to 0.92%.
●	Total deposits increased $145.9 million, or 3.9%, from the prior quarter. There was no change in the brokered deposit balance, therefore the $145.9 million increase represents core deposit growth of 4.2%, for the quarter.
●	Borrowings and brokered deposits totaled 7.5% of total assets, compared to 7.8% in the prior quarter.
●	Strong capital position with 15.5% shareholders’ equity to total assets and 15.5% tangible shareholders’ equity to tangible assets.
●	Book value per share and tangible book value per share were $17.43 and $17.41, respectively.

“We had a very successful second quarter, with loans growing 3.6% during the quarter while deposit growth continues to outpace the loan growth. We continue to see strong loan demand in our market and have continued to show that we can generate deposits to keep pace with the loan demand. Net income was $0.24 per share for the quarter, and we are poised to head into the third quarter in a strong balance sheet position,” said Joseph Campanelli, Chairman, President and Chief Executive Officer. “Tangible book value per share grew $0.25 during the quarter and the Company continues to be disciplined in our capital management.”

BALANCE SHEET

Total assets were $4.81 billion as of June 30, 2024, representing an increase of $155.4 million, or 3.3%, from March 31, 2024.

●	Cash and cash equivalents increased to $328.9 million from $315.0 million, a $13.9 million, or 4.4%, increase from the prior quarter as a result of net income, deposit growth outpacing loan growth and cash received from investment paydowns.
●	Available-for-sale securities decreased $2.1 million, or 1.0%, from the prior quarter, to $205.1 million, due to paydowns and maturities that were replaced after the end of the quarter.
●	Net loans increased to $4.06 billion, representing an increase of $139.1 million, or 3.5%, from the prior quarter as demand for new originations continued. The main driver of the new growth was in commercial and industrial loans, which increased $87.3 million, or 17.5%, construction and land development loans, which increased $43.1 million or 8.0%, commercial real estate loans, which increased $28.8 million, or 2.4%, and residential real estate loans, which increased $22.3 million, or 1.9%, partially offset by a decline in multi-family residential loans of $53.6 million, or 16.7%.
●	Deposits totaled $3.92 billion representing an increase of $145.9 million, or 3.9%, from the prior quarter. The increase in deposits was the result of growth in customer deposits, primarily certificates of deposit, which increased $131.3 million, or 9.0%, from the prior quarter, along with NOW accounts, which increased $16.2 million, or 4.8%.
●	Shareholders’ equity was $744.5 million, representing an increase of $10.6 million, or 1.4%, from the prior quarter, primarily as a result of $9.5 million from net income during the quarter.

NET INTEREST INCOME

Net interest income was $38.7 million for the quarter ended June 30, 2024, compared to $38.6 million for the prior quarter, representing an increase of $89 thousand, or 0.2%.

●	The increase in interest income during the quarter ended June 30, 2024 was primarily attributable to increases in the average balance of loans and other interest-earning assets, which contributed $2.9 million.
●	The increase in interest expense for the quarter ended June 30, 2024 was primarily driven by increases in rates on interest-bearing deposits, which increased interest expense by $1.9 million, along with increases in volume on interest-bearing deposits, which increased interest expense by $1.5 million.

NONINTEREST INCOME

Noninterest income was $3.0 million for the quarter ended June 30, 2024, compared to $3.5 million for the prior quarter, representing a decrease of $520 thousand, or 14.9%.

●	Other income was $12 thousand, compared to $623 thousand in the prior quarter, representing a decrease of $611 thousand, or 98.1%, due to a one-time debit card brand signing bonus in the prior quarter.
●	Swap contract income was $265 thousand, compared to $487 thousand in the prior quarter, representing a decrease of $222 thousand, or 45.6%, due to fewer swap contract originations.
●	Mortgage banking income increased $318 thousand, or 289.1%, from the prior quarter, primarily driven by a higher volume of residential loan sales during the current quarter.

NONINTEREST EXPENSE

Noninterest expense for the quarter ended June 30, 2024 was $26.2 million, representing an increase of $649 thousand, or 2.5%, from the prior quarter.

●	Director and professional service fees increased $362 thousand during the quarter ended June 30, 2024 due to increases in professional service fees during the current quarter.
●	Marketing and charitable contributions increased $353 thousand during the quarter ended June 30, 2024, primarily as a result of increased public relations costs of $149 thousand, agency fees of $67 thousand and promotional costs of $71 thousand.

●	Data processing expenses increased $330 thousand during the quarter ended June 30, 2024 due to investments in information systems and technology resulting in $198 thousand in increased management information systems expenses, $52 thousand in electronic banking expenses and $45 thousand in information technology infrastructure systems.
●	Federal Deposit Insurance Corporation and state insurance assessments expense increased $272 thousand, or 75.3%, to $633 thousand, due to asset growth.
●	Salaries and employee benefits were $16.7 million for the quarter ended June 30, 2024, representing a decrease of $814 thousand, or 4.6%, from the prior quarter, primarily due to a decline in payroll taxes of $655 thousand, decreased salaries expense of $375 thousand and a one-time $390 thousand pension termination charge in the prior quarter, partially offset by an increase in long-term incentive plan expenses of $375 thousand and increased employee bonus expenses of $94 thousand.

INCOME TAXES

Income tax expense for the quarter ended June 30, 2024 was $2.4 million, representing a $1.1 million decrease, or 31.1%, from the prior quarter. The decrease was primarily driven by investment tax credits received in the current quarter. The effective tax rate for the current quarter was 20.0%, compared to 28.3% in the prior quarter due to income tax credits received in the current quarter, compared to none received in the prior quarter.

COMMERCIAL REAL ESTATE PORTFOLIO

Commercial real estate loans decreased $24.8 million, or 1.6%, to $1.49 billion, during the quarter ended June 30, 2024.

●	Multi-family loans decreased $53.6 million, or 16.7%, as a result of a significant loan payoff, along with fewer originations during the quarter.
●	Decreases noted above were partially offset by an increase in other commercial real estate loans of $30.9 million, or 45.2%, during the quarter resulting from continued originations.
●	The Company’s $267.5 million multi-family real estate loan portfolio consists of high-quality, performing loans primarily located in the Greater Boston area, primarily all of which are adjustable-rate loans.
●	The Company’s $199.1 million office portfolio is predominantly located in the Greater Boston suburbs and mostly consists of Class A and B office space. The majority of these office loans are medical and lab space and do not consist of high-rise towers located in Boston.

ASSET QUALITY

●	The allowance for credit losses was $37.9 million as of June 30, 2024, or 0.92% of total gross loans, compared to $34.3 million, or 0.87% of total loans at March 31, 2024. The Company recorded provisions for credit losses of $3.7 million during the quarter ended June 30, 2024, compared to $4.4 million for the prior quarter, which included a provision of $4.4 million for loans and a credit of $762 thousand for unfunded commitments from a reduction in commitments.
●	Non-performing loans totaled $20.7 million as of June 30, 2024, an increase of $9.9 million, or 91.8%, from $10.8 million at the end of the prior quarter. The increase was primarily due to one office loan that was placed on non-accrual during the quarter.
●	During the quarter ended June 30, 2024, the Company recorded total net charge-offs of $878 thousand, or 0.09% of average total loans on an annualized basis, compared to $1.8 million, or 0.19% on an annualized basis of average total loans in the prior quarter. The net charge-offs during the quarter ended June 30, 2024 were due to charge-offs of purchased consumer loans, primarily home improvement and solar loans.

●	The Company’s loan portfolio consists primarily of commercial real estate and multi-family loans, one-to four-family residential real estate loans, construction and land development loans, commercial and industrial loans and consumer loans. These loans are primarily made to individuals and businesses located in our primary lending market area, which is the Greater Boston metropolitan area and surrounding communities in Massachusetts, eastern Connecticut, southern New Hampshire and Rhode Island.

ABOUT NB BANCORP, INC.

NB Bancorp, Inc. (Nasdaq Capital Market: NBBK) is the registered bank holding company of Needham Bank. Needham Bank is headquartered in Needham, Massachusetts, which is approximately 17 miles southwest of Boston’s financial district. Known as the “Builder’s Bank,” Needham Bank has been helping individuals, businesses and non-profits build for their futures since 1892. Needham Bank offers an array of tech-forward products and services that businesses and consumers use to manage their financial needs. We have the financial expertise typically found at much larger institutions and the local knowledge and commitment you can only find at a community bank. For more information, please visit https://NeedhamBank.com. Needham Bank is a member of FDIC and DIF.

Non-GAAP Financial Measures

In addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this press release contains certain non-GAAP financial measures, including net income excluding conversion and IPO-related expenses, noninterest expense excluding conversion and IPO-related expenses, earnings per share excluding conversion and IPO-related expenses, return on average assets excluding conversion and IPO-related expenses, return on average shareholders’ equity excluding conversion and IPO-related expenses, efficiency ratio excluding conversion and IPO-related expenses, tangible shareholders’ equity, tangible assets, tangible book value per share, and efficiency ratio. The Company’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a Company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (the “SEC”), in our annual reports to our stockholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. Although the Company believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control.

The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay loans; changes in customer behavior due to political, business and economic conditions, including inflation and concerns about liquidity; turbulence in the capital and debt markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balances and mix of loans and deposits; changes in interest rates and real estate values; changes in loan collectability and increases in defaults and charge-off rates; decreases in the value of securities and other assets, adequacy of credit loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; competitive pressures from other financial institutions; changes in legislation or regulation and accounting principles, policies and guidelines; cybersecurity incidents, fraud, natural disasters, and future pandemics; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Form 10-K and updated by our Quarterly Report on Form 10-Q and other filings submitted to the SEC. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NB BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	June 30, 2024	March 31, 2024	June 30, 2023

Earnings data
Net interest income	$38,722	$38,633	$31,741
Noninterest income	2,981	3,501	3,095
Total revenue	41,703	42,134	34,836
Provision for credit losses	3,667	4,429	4,044
Noninterest expense	26,214	25,565	22,337
Pre-tax income	11,822	12,140	8,455
Net income	9,453	8,701	6,225
Net income excluding conversion and IPO-related expenses (non-GAAP)	9,453	8,980	6,225
Noninterest expense excluding conversion and IPO-related expenses (non-GAAP)	26,214	25,175	22,337

Per share data
Earnings per share	$0.24	$0.22	N/A
Earnings per share excluding conversion and IPO-related expenses (non-GAAP)	0.24	0.23	N/A
Book value per share	17.43	17.18	N/A
Tangible book value per share (non-GAAP)	17.41	17.16	N/A

Profitability
Return on average assets	0.81%	0.78%	0.65%
Return on average assets excluding conversion and IPO-related expenses (non-GAAP)	0.81%	0.80%	0.65%
Return on average shareholders' equity	5.13%	4.77%	7.01%
Return on average shareholders' equity excluding conversion and IPO- related expenses (non-GAAP)	5.13%	4.92%	7.01%
Net interest margin	3.45%	3.60%	3.48%
Cost of deposits	3.33%	3.17%	2.21%
Efficiency ratio	62.86%	60.68%	64.12%
Efficiency ratio excluding conversion and IPO-related expenses (non-GAAP)	62.86%	59.75%	64.12%

Balance sheet, end of period
Total assets	$4,805,401	$4,650,019	$4,028,617
Total loans	4,097,278	3,954,623	3,521,513
Total deposits	3,917,905	3,772,053	3,261,671
Total shareholders' equity	744,462	733,838	356,973

Asset quality
Allowance for credit losses (ACL)	$37,857	$34,306	$31,473
ACL / Total non-performing loans (NPLs)	182.6%	317.5%	235.6%
Total NPLs / Total loans	0.51%	0.27%	0.38%
Net charge-offs (annualized) / Average total loans	(0.09)%	(0.19)%	(0.05)%

Capital ratios
Shareholders' equity / Total assets	15.49%	15.78%	8.86%
Tangible shareholders' equity / tangible assets (non-GAAP)	15.47%	15.76%	8.83%

NB BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except share and per share data)

	As of			June 30, 2024 change from
	June 30, 2024	March 31, 2024	June 30, 2023	March 31, 2024		June 30, 2023
Assets
Cash and due from banks	$170,255	$163,657	$81,861	$6,598	4.0%	$88,394	108.0%
Federal funds sold	158,687	151,374	31,659	7,313	4.8%	127,028	401.2%
Total cash and cash equivalents	328,942	315,031	113,520	13,911	4.4%	215,422	189.8%

Available-for-sale securities, at fair value	205,065	207,169	213,977	(2,104)	(1.0)%	(8,912)	(4.2)%

Loans receivable	4,097,278	3,954,623	3,521,513	142,655	3.6%	575,765	16.3%
Allowance for credit losses	(37,857)	(34,306)	(31,473)	(3,551)	10.4%	(6,384)	20.3%
Net loans	4,059,421	3,920,317	3,490,040	139,104	3.5%	569,381	16.3%

Accrued interest receivable	19,007	17,843	12,763	1,164	6.5%	6,244	48.9%
Banking premises and equipment, net	35,290	35,106	35,982	184	0.5%	(692)	(1.9)%
Federal Home Loan Bank stock, at cost	4,767	4,357	16,585	410	9.4%	(11,818)	(71.3)%
Federal Reserve Bank stock, at cost	11,333	10,319	9,435	1,014	9.8%	1,898	20.1%
Non-public investments	16,053	13,619	11,807	2,434	17.9%	4,246	36.0%
Bank-owned life insurance ("BOLI")	51,321	50,917	49,749	404	0.8%	1,572	3.2%
Prepaid expenses and other assets	55,330	56,289	62,502	(959)	(1.7)%	(7,172)	(11.5)%
Deferred income tax asset	18,872	19,052	12,257	(180)	(0.9)%	6,615	54.0%
Total assets	$4,805,401	$4,650,019	$4,028,617	$155,382	3.3%	$776,784	19.3%

Liabilities and shareholders' equity

Deposits	$3,917,905	$3,772,053	$3,261,671	$145,852	3.9%	$656,234	20.1%
Mortgagors' escrow accounts	4,022	4,300	3,741	(278)	(6.5)%	281	7.5%
FHLB borrowings	60,835	60,837	337,637	(2)	0.0%	(276,802)	(82.0)%
Accrued expenses and other liabilities	58,098	60,760	55,500	(2,662)	(4.4)%	2,598	4.7%
Accrued retirement liabilities	20,079	18,231	13,095	1,848	10.1%	6,984	53.3%
Total liabilities	4,060,939	3,916,181	3,671,644	144,758	3.7%	389,295	10.6%

Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; no shares
issued and outstanding	-	-	-	-	0.0%	-	0.0%
Common stock, $0.01 par value, 120,000,000 shares authorized; 42,705,729 issued and outstanding at June 30 and March 31, 2024, respectively, no shares issued
and outstanding at June 30, 2023	427	427	-	-	0.0%	427	0.0%
Additional paid-in capital	416,845	416,812	-	33	0.0%	416,845	0.0%
Unallocated ESOP common stock	(46,002)	(46,590)	-	588	(1.3)%	(46,002)	0.0%
Retained earnings	384,328	374,874	371,325	9,454	2.5%	13,003	3.5%
Accumulated other comprehensive loss	(11,136)	(11,685)	(14,352)	549	(4.7)%	3,216	(22.4)%
Total shareholders' equity	744,462	733,838	356,973	10,624	1.4%	387,489	108.5%

Total liabilities and shareholders' equity	$4,805,401	4,650,019	$4,028,617	$155,382	3.3%	$776,784	19.3%

NB BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except share and per share data)

	For the Three Months Ended				Three Months Ended June 30, 2024 Change From Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023		March 31, 2024		June 30, 2023
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$65,271	$64,000		$50,040	$1,271	2.0%		$15,231	30.4%
Interest and dividends on investment securities	1,690	1,279		1,390	411	32.1%		300	21.6%
Interest on cash equivalents and other	4,161	2,914		818	1,247	42.8%		3,343	408.7%
Total interest and dividend income	71,122	68,193		52,248	2,929	4.3%		18,874	36.1%

INTEREST EXPENSE
Interest on deposits	31,579	28,217		17,467	3,362	11.9%		14,112	80.8%
Interest on borrowings	821	1,343		3,040	(522)	(38.9)%		(2,219)	(73.0)%
Total interest expense	32,400	29,560		20,507	2,840	9.6%		11,893	58.0%

NET INTEREST INCOME	38,722	38,633		31,741	89	0.2%		6,981	22.0%

PROVISION FOR CREDIT LOSSES
Provision for credit losses - loans	4,429	3,890		3,958	539	13.9%		471	11.9%
(Benefit) provision for credit losses - unfunded commitments	(762)	539		86	(1,301)	(241.4)%		(848)	(986.0)%
Total provision for credit losses	3,667	4,429		4,044	(762)	(17.2)%		(377)	(9.3)%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	35,055	34,204		27,697	851	2.5%		7,358	26.6%

NONINTEREST INCOME
Customer service fees	1,872	1,880		1,573	(8)	(0.4)%		299	19.0%
Increase in cash surrender value of BOLI	404	401		372	3	0.7%		32	8.6%
Mortgage banking income	428	110		138	318	289.1%		290	210.1%
Swap contract income	265	487		1,001	(222)	(45.6)%		(736)	(73.5)%
Other income	12	623		11	(611)	(98.1)%		1	9.1%
Total noninterest income	2,981	3,501		3,095	(520)	(14.9)%		(114)	(3.7)%

NONINTEREST EXPENSE
Salaries and employee benefits	16,746	17,560		14,398	(814)	(4.6)%		2,348	16.3%
Director and professional service fees	2,270	1,908		1,712	362	19.0%		558	32.6%
Occupancy and equipment expenses	1,461	1,336		1,272	125	9.4%		189	14.9%
Data processing expenses	2,325	1,995		1,722	330	16.5%		603	35.0%
Marketing and charitable contribution expenses	1,095	742		864	353	47.6%		231	26.7%
FDIC and state insurance assessments	633	361		937	272	75.3%		(304)	(32.4)%
General and administrative expenses	1,684	1,663		1,432	21	1.3%		252	17.6%
Total noninterest expense	26,214	25,565		22,337	649	2.5%		3,877	17.4%

INCOME BEFORE TAXES	11,822	12,140		8,455	(318)	(2.6)%		3,367	39.8%

INCOME TAXES	2,369	3,439		2,230	(1,070)	(31.1)%		139	6.2%

NET INCOME	$9,453	$8,701		$6,225	$752	8.6%		$3,228	51.9%

Weighted average common shares outstanding, basic	39,289,271	39,689,644		N/A	(400,373)	(1.0)%		N/A	N/A
Weighted average common shares outstanding, diluted	39,289,271	39,689,644		N/A	(400,373)	(1.0)%		N/A	N/A
Earnings per share, basic	$0.24	$0.22	$	N/A	$0.02	9.7%	$	N/A	N/A
Earnings per share, diluted	$0.24	$0.22	$	N/A	$0.02	9.7%	$	N/A	N/A

NB BANCORP, INC.

AVERAGE BALANCES, INTEREST EARNED/PAID & AVERAGE YIELDS

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average			Average			Average
	Outstanding		Average	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (4)	Balance	Interest	Yield/Rate (4)	Balance	Interest	Yield/Rate (4)
Interest-earning assets:
Loans	$3,987,452	$65,271	6.58%	$3,903,044	$64,000	6.60%	$3,347,553	$50,040	6.00%
Securities	204,336	1,690	3.33%	193,296	1,279	2.66%	236,826	1,390	2.35%
Other investments	39,924	299	3.01%	38,724	416	4.32%	40,097	387	3.87%
Short-term investments	279,559	3,862	5.56%	175,616	2,498	5.72%	34,951	431	4.95%
Total interest-earning assets	4,511,271	71,122	6.34%	4,310,680	68,193	6.36%	3,659,427	52,248	5.73%
Non-interest-earning assets	226,920			217,883			199,540
Allowance for credit losses	(34,735)			(32,744)			(29,070)
Total assets	$4,703,456			$4,495,819			$3,829,897

Interest-bearing liabilities:
Savings accounts	$117,701	15	0.05%	$127,487	16	0.05%	$141,315	18	0.05%
NOW accounts	328,192	204	0.25%	320,392	136	0.17%	368,886	148	0.16%
Money market accounts	836,757	8,384	4.03%	851,077	7,772	3.67%	817,435	5,362	2.63%
Certificates of deposit and individual retirement accounts	1,834,480	22,976	5.04%	1,669,490	20,293	4.89%	1,321,866	11,939	3.62%
Total interest-bearing deposits	3,117,130	31,579	4.07%	2,968,446	28,217	3.82%	2,649,502	17,467	2.64%
FHLB advances	61,968	821	5.33%	98,886	1,343	5.46%	232,109	3,040	5.25%
Total interest-bearing liabilities	3,179,098	32,400	4.10%	3,067,332	29,560	3.88%	2,881,611	20,507	2.85%
Non-interest-bearing deposits	694,669			611,305			529,948
Other non-interest-bearing liabilities	88,364			83,487			62,072
Total liabilities	3,962,131			3,762,124			3,473,631
Shareholders' equity	741,325			733,695			356,266
Total liabilities and shareholders' equity	$4,703,456			$4,495,819			$3,829,897
Net interest income		$38,722			$38,633			$31,741
Net interest rate spread (1)			2.24%			2.48%			2.88%
Net interest-earning assets (2)	$1,332,173			$1,243,348			$777,816
Net interest margin (3)			3.45%			3.60%			3.48%

Average interest-earning assets to interest-bearing liabilities	141.90%			140.54%			126.99%

(1) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average total interest-earning assets.

(4) Annualized

NB BANCORP, INC.

COMMERCIAL REAL ESTATE BY COLLATERAL TYPE

(Unaudited)

(Dollars in thousands)

	June 30, 2024
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Industrial	$359,496	$67,550	$427,046	29%
Multi-Family	—	267,544	267,544	18%
Office	32,793	166,276	199,069	13%
Hospitality	61	148,955	149,016	10%
Special Purpose	85,455	59,909	145,364	10%
Retail	29,675	102,562	132,237	9%
Other	27,247	72,041	99,288	7%
Mixed-Use	8,563	63,628	72,191	5%
Total commercial real estate	$543,290	$948,465	$1,491,755	100%

	March 31, 2024				Change From Three Months Ended June 30, 2024
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Industrial	$359,022	$70,178	$429,200	28%	$474	$(2,628)	$(2,154)	(1)%
Multi-Family	—	321,124	321,124	21%	—	(53,580)	(53,580)	(17)%
Office	34,369	163,620	197,989	13%	(1,576)	2,656	1,080	1%
Hospitality	63	148,244	148,307	10%	(2)	711	709	0%
Special Purpose	85,235	59,950	145,185	10%	220	(41)	179	0%
Retail	30,136	105,063	135,199	9%	(461)	(2,501)	(2,962)	(2)%
Other	26,961	41,402	68,363	5%	286	30,639	30,925	45%
Mixed-Use	8,611	62,536	71,147	5%	(48)	1,092	1,044	1%
Total commercial real estate	$544,397	$972,117	$1,516,514	100%	$(1,107)	$(23,652)	$(24,759)	(2)%

	June 30, 2023				Change From Three Months Ended June 30, 2024
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Industrial	$184,953	$69,973	$254,926	21%	$174,543	$(2,423)	$172,120	68%
Multi-Family	—	201,776	201,776	16%	—	65,768	65,768	33%
Office	28,751	170,599	199,350	16%	4,042	(4,323)	(281)	0%
Hospitality	38	162,451	162,489	13%	23	(13,496)	(13,473)	(8)%
Special Purpose	74,939	75,617	150,556	12%	10,516	(15,708)	(5,192)	(3)%
Retail	26,763	103,056	129,819	10%	2,912	(494)	2,418	2%
Other	15,322	34,573	49,895	4%	11,925	37,468	49,393	99%
Mixed-Use	8,911	85,487	94,398	8%	(348)	(21,859)	(22,207)	(24)%
Total commercial real estate	$339,677	$903,532	$1,243,209	100%	$203,613	$44,933	$248,546	20%

NB BANCORP, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023

Net income (GAAP)	$9,453	$8,701	$6,225

Add:
Noninterest expense components:
Defined benefit pension termination expense	$-	$390	$-
Less net tax benefit associated with non-GAAP adjustments	-	111	-
Non-GAAP adjustments, net of tax	-	279	-
Net income excluding conversion and IPO-related expenses (non-GAAP)	$9,453	$8,980	$6,225
Weighted average common shares outstanding	39,289,271	39,689,644	N/A
Earnings per share excluding conversion and IPO-related expenses (non-GAAP)	0.24	0.23	N/A

	For the Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023

Noninterest expense (GAAP)	$26,214	$25,565	$22,337

Subtract:
Noninterest expense components:
Defined benefit pension termination expense	-	390	-
Total impact of non-GAAP noninterest expense adjustments	$-	$390	$-
Noninterest expense excluding conversion and IPO-related expenses (non-GAAP)	$26,214	$25,175	$22,337

	For the Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023

Net income excluding conversion and IPO-related expenses (non-GAAP)	$9,453	$8,980	$6,225
Average assets	4,703,456	4,495,819	3,829,897
Return on average assets excluding conversion and IPO-related expenses (non-GAAP)	0.81%	0.80%	0.65%
Average shareholders’ equity	741,325	733,695	356,266
Return on average shareholders' equity excluding conversion and IPO-related
expenses (non-GAAP)	5.13%	4.92%	7.01%

	As of
	June 30, 2024	March 31, 2024	June 30, 2023

Total shareholders’ equity (GAAP)	$744,462	$733,838	$356,973
Subtract:
Intangible assets (core deposit intangible)	1,153	1,191	1,302
Total tangible shareholders’ equity (non-GAAP)	743,309	732,647	355,671
Total assets (GAAP)	4,805,401	4,650,019	4,028,617
Subtract:
Intangible assets (core deposit intangible)	1,153	1,191	1,302
Total tangible assets (non-GAAP)	$4,804,248	$4,648,828	$4,027,315
Tangible shareholders' equity / tangible assets (non-GAAP)	15.47%	15.76%	8.83%
Total common shares outstanding	42,705,729	42,705,729	N/A
Tangible book value per share (non-GAAP)	$17.41	$17.16	$ N/A

	For the Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023

Noninterest expense excluding conversion and IPO-related expenses (non-GAAP)	$26,214	$25,175	$22,337
Total revenue (net interest income plus total noninterest income)	41,703	42,134	34,836
Efficiency ratio excluding conversion and IPO-related expenses (non-GAAP)	62.86%	59.75%	64.12%

NB BANCORP, INC.

ASSET QUALITY – NON-PERFORMING ASSETS (1)

(Unaudited)

(Dollars in thousands)

	June 30, 2024	March 31, 2024	June 30, 2023
Real estate loans:
One to four-family residential	$4,251	$4,281	$5,155
Home equity	636	586	570
Commercial real estate	7,056	422	670
Construction and land development	2,237	10	10
Commercial and industrial	4,575	4,125	5,304
Consumer	1,974	1,382	1,648
Total	$20,729	$10,806	$13,357

Total non-performing loans to total loans	0.51%	0.27%	0.38%
Total non-performing assets to total assets	0.43%	0.23%	0.33%

(1) Non-performing loans and assets are comprised of non-accrual loans

NB BANCORP, INC.

ASSET QUALITY – PROVISION, ALLOWANCE, AND NET (CHARGE-OFFS) RECOVERIES

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Allowance for credit losses at beginning of the period	$34,306	$32,222	$27,931

Provision for credit losses	4,429	3,890	3,958

Charge-offs:
Commercial and Industrial	—	369	—
Consumer	945	1,573	633
Total charge-offs	945	1,942	633

Recoveries of loans previously charged off:
Commercial and Industrial	12	36	12
Consumer	55	100	205
Total recoveries	67	136	217

Net (charge-offs) recoveries	(878)	(1,806)	(416)

Allowance for credit losses at end of the period	$37,857	$34,306	$31,473

Allowance to non-performing loans	183%	317%	236%
Allowance to total loans outstanding at the end of the period	0.92%	0.87%	0.89%
Net (charge-offs) recoveries (annualized) to average loans outstanding during the period	(0.09)%	(0.19)%	(0.05)%